Putnam RetirementReady 2045 Fund
1/31/05 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	26
Class B   *
Class C   *

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	34


74U1 (000s omitted)

Class A	74
Class B	*
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	76

* Represents less than (000s omitted)

74V1

Class A	66.81
Class B	65.25
Class C	65.25

74V2

Class M	65.27
Class R	65.29
Class Y	72.51